Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement of Merchants and Manufacturers Bancorporation, Inc. (the "Company") on Form S-8, relating to the Merchants and Manufacturers Bancorporation 401(k) Salary Savings Plan, of our report dated February 14, 2003, with respect to the financial statements of the Company included in the annual report on Form 10-K for the year ended December 31, 2002.

/s/ McGladrey & Pullen, LLP
McGladrey & Pullen, LLP

Madison, Wisconsin
September 10, 2003